SCHEDULE A
                                     to the
                       SECURITIES LENDING AGENCY AGREEMENT

The Securities Lending Agency Agreement by and between E*TRADE Funds ("Lender"), on behalf of E*TRADE E-Commerce Index Fund ("E-Commerce Fund"), E*TRADE Financial Sector Index Fund and E*TRADE Technology Index Fund, each a series of the Lender, and Investors Bank and Trust Company ("Bank"), dated as of April 1, 2001, as amended from time to time ("Agreement"), is hereby amended as follows:

      1. Schedule A, as attached hereto, is hereby incorporated into the Agreement and the E*TRADE Bond Fund is hereby added to Schedule A.

      2. The E-Commerce Fund will be removed from Schedule A effective only upon the consummation of either (a) the reorganization of E-Commerce Fund with and into the E*TRADE Technology Index Fund, if such reorganization is approved by shareholders of the E-Commerce Fund; or (b) the liquidation of the E-Commerce Fund, if the reorganization is not approved by shareholders.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their respective officers thereunto duly authorized as of November ___, 2001.


                              INVESTORS BANK AND TRUST COMPANY


                              By:
                                  --------------------------------------
                                  Name:
                                  Title:



                                  E*TRADE FUNDS


                              By:
                                  ------------------------------------
                                  Name:
                                  Title:

                                   SCHEDULE A
                                     to the
                       SECURITIES LENDING AGENCY AGREEMENT

                                   PORTFOLIOS

                                E*TRADE Bond Fund
                         E*TRADE E-Commerce Index Fund*
                       E*TRADE Financial Sector Index Fund
                          E*TRADE Technology Index Fund
                       E*TRADE Premier Money Market Fund




























* The E*TRADE E-Commerce Index Fund ("E-Commerce Fund") will be removed from Schedule A upon the consummation of either (a) the reorganization of the E-Commerce Fund with and into the E*TRADE Technology Index Fund, if such reorganization is approved by shareholders of the E-Commerce Fund; or (b) the liquidation of the E-Commerce fund, if the reorganization is not approved by shareholders, and the Lender effects the liquidation of the E-Commerce Fund.